FOR IMMEDIATE RELEASE

Contacts:
Mark Deep	Peter Cauley	Stephen Greene
Senior Director of Marketing	Chief Financial Officer	Brodeur Worldwide
DataMirror Corporation	DataMirror Corporation	617-587-2872
905-415-0310 ext. 121	905-415-0310 ext. 271	sgreene@brodeur.com
mdeep@datamirror.com	pcauley@datamirror.com

DataMirror to Hold Conference Call Following Announcement of First Quarter Results for Fiscal 2005

MARKHAM, CANADA - (May 19, 2004) - DataMirror (Nasdaq: DMCX; TSX: DMC), a leading provider of live data integration and protection solutions, today announced it will hold a conference call on Tuesday, May 25, 2004 at 5:00 p.m. EST, following the release of its first quarter results for the period ended April 30, 2004.

The conference call can be accessed via audio web cast at http://www.datamirror.com/investors. Participants in the conference call are asked to call 1-800-361-0912 at approximately 4:55 p.m. EST on May 25 using reservation number 775483. Participants may also view an on-line presentation during the call by visiting https://datamirror.webex.com/datamirror and clicking on the meeting "DataMirror Announces First Quarter Results" hosted by Peter Cauley, CFO and Nigel Stokes, CEO, DataMirror.

For those unable to attend the conference call, a replay will be available via the DataMirror web site or by dialing 1-888-203-1112, using the same reservation number as indicated above (775483). The replay and on-line presentation will be available from May 25, 2004 at 8:00 p.m. EST to midnight on May 31, 2004.

About DataMirror

DataMirror (Nasdaq: DMCX; TSX: DMC), a leading provider of live, secure data integration and protection solutions, gives companies the power to manage, monitor and protect their corporate data in real-time. DataMirror's comprehensive family of LiveBusinessTM solutions helps customers easily and cost-effectively capture, transform and flow data throughout the enterprise. DataMirror unlocks the experience of nowTM by providing the live, secure data access, integration and availability companies require today across all computers in their business.

Over 1,800 companies have gone live with DataMirror software including Debenhams, FedEx Ground, First American Bank, OshKosh B'Gosh, Priority Health, Tiffany & Co., and Union Pacific Railroad. DataMirror is headquartered in Markham, Canada, and has offices around the globe. For more information, visit www.datamirror.com.

# # #

"Safe Harbour" Statement under the United States Private Securities Litigation Reform Act of 1995:

Forward-looking statements in this press release, including statements regarding DataMirror Corporation's business which are not historical facts, are made pursuant to the "safe harbour" provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements of plans, objectives, strategies and expectations. The words "anticipate", "believe", "estimate" and "expect" and similar expressions are intended to identify forward-looking statements. Numerous important factors affect DataMirror's operating results and could cause DataMirror's actual results to differ materially from the results indicated by this press release or by any forward-looking statements made by, or on behalf of, DataMirror, and there can be no assurance that future results will meet expectations, estimates or projections. These factors include, but are not limited to, the following: the difficulty of developing, marketing and selling new products successfully; variability of quarterly operating results; dependence upon the continued growth and success of DataMirror's software products; competition; rapid technological change and new product introductions; dependence upon continued growth in the database and enterprise data integration markets; dependence upon relationships with complementary vendors and distribution channels; the ability to recruit and retain key personnel; risks of international operations, including currency exchange rate fluctuations and global economic conditions; possible software errors or defects; possible infringement claims by third parties; and other factors discussed in the DataMirror's Annual Information Form and other periodic filings with the United States Securities and Exchange Commission and other regulatory authorities. Should one or more of these risks or uncertainties materialize, or should assumptions underlying the forward-looking statements prove incorrect, actual results may vary materially from those indicated in any forward-looking statements. DataMirror disclaims and does not assume any obligation to update these forward-looking statements.

Copyright 2004 DataMirror Corporation. All rights reserved. DataMirror, LiveBusiness and The experience of now are trademarks or registered trademarks of DataMirror Corporation. All other brand or product names are trademarks or registered trademarks of their respective companies.